Exhibit 99.2

For more information:
Ron Barden, CFO
Intersections Inc.
703.488.6810
IR@intersections.com

Intersections Inc. Reports Second Quarter 2018 Results and Announces Refinancing Plan

CHANTILLY, VA – August 20, 2018 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended June 30, 2018 which are consistent with preliminary results announced on August 16, 2018:

•	Revenue of $39 million for the second quarter and $78 million for the six months ended June 30, 2018.

•	$(597) thousand consolidated loss from continuing operations before income taxes for the second quarter compared to $(7.8) million loss in the second quarter of 2017.

•	$674 thousand consolidated income from continuing operations before income taxes for the six months ended June 30, 2018 compared to $(12.0) million loss for the six months ended June 30, 2017.

•	$2.9 million adjusted EBITDA for the second quarter 2018 compared to $(736) thousand adjusted EBITDA loss for the second quarter 2017.

•	$6.2 million adjusted EBITDA for the six months ended June 30, 2018 compared to $(1.7) million adjusted EBITDA loss for the six months ended June 30, 2017.

•	$2.4 million cash provided by continuing operations for the six months ended June 30, 2018 compared to cash used in continuing operations of $(1.9) for the six months ended June 30, 2017.

“Second quarter and year-to-date 2018 consolidated income from continuing operations and adjusted EBITDA continue to show significant improvement compared to the prior year results,” said Michael R. Stanfield, Executive Chairman and President. “We are especially pleased to have reached agreement on the material terms of a proposed financing transaction, the proceeds of which we expect to use to repay our existing secured debt and support our continuing growth plans.”

Liquidity and Refinancing Update:

The Company reached agreement with an institutional investor to the material terms of a proposed preferred equity investment, which would provide us $29.0 million to $35.0 million of liquidity, including the conversion of the Bridge Notes the Company entered into during the second quarter (the “Transaction”). As of June 30, 2018, the outstanding balance of the Company’s secured debt was $17.5 million, the outstanding balances of the Bridge Notes totaled $3.0 million, and its cash on hand was approximately $7.7 million. The Company expects to use the proceeds of the Transaction to fully satisfy the secured debt, prepayment penalties and transaction costs and also provide liquidity to continue to execute its business plan.

The consummation and actual terms of the Transaction (or any other alternative refinancing transaction) are subject to a number of factors, including without limitation market conditions, negotiation and execution of definitive agreements, receipt of additional funding commitments and satisfaction of customary closing conditions, including any required shareholder approval. There can be no assurance that the Company will be able to consummate the Transaction (or any other alternative refinancing transaction) on the terms described above or at all. If the Transaction (or any other alternative refinancing transaction) is not funded in amounts sufficient to meet the repayment obligations of Amendment No. 4 to the Company’s Credit Agreement through December 31, 2018, it will not be able to meet all of the repayment obligations of the secured debt.

Consolidated Second Quarter and Year-to-Date Results:

Consolidated revenue for the quarter ended June 30, 2018 was $38.6 million, compared to $39.9 million for the quarter ended June 30, 2017. Loss from continuing operations before income taxes for the quarter ended June 30, 2018 was $(597) thousand, compared to $(7.8) million for the quarter ended June 30, 2017. Adjusted EBITDA (loss) for the quarter ended June 30, 2018 was $2.9 million, compared to $(736) thousand for the quarter ended June 30, 2017. Basic and diluted loss from continuing operations per share for the quarter ended June 30, 2018 was $(0.02), compared to $(0.33) for the quarter ended June 30, 2017.

Consolidated revenue for the six months ended June 30, 2018 was $77.7 million, compared to $80.4 million for the six months ended June 30, 2017. Income (loss) from continuing operations before income taxes for the six months ended June 30, 2018 was $674 thousand, compared to $(12.0) million for the six months ended June 30, 2017. Adjusted EBITDA (loss) for the six months ended June 30, 2018 was $6.2 million, compared to $(1.7) million for the six months ended June 30, 2017. Basic and diluted income (loss) from continuing operations per share for the six months ended June 30, 2018 was $0.05, compared to $(0.50) for the six months ended June 30, 2017.

Consolidated Second Quarter Highlights:

•
Identity Guard® subscriber revenue was $13.4 million for the quarter ended June 30, 2018, compared to $13.5 million for the quarter ended March 31, 2018 and $12.5 million for the quarter ended June 30, 2017. The Identity Guard® subscriber base was 357 thousand subscribers as of June 30, 2018, compared to 329 thousand subscribers as of June 30, 2017. The increase in the subscriber base was primarily from growth in the direct to consumer and employee benefits channels.

•
Revenue from U.S. financial institution clients was $18.9 million for the quarter ended June 30, 2018, compared to revenue of $19.6 million for the quarter ended March 31, 2018. Revenue decreased on average by approximately 1.2% per month during the second quarter, which the Company believes is representative of normal attrition given the discontinuation of marketing and retention efforts for this population.

•
Consolidated general and administrative expenses were $14.5 million for the quarter ended June 30, 2018, compared to $18.0 million for the quarter ended June 30, 2017.  Adjusted G&A Expense decreased 5.5% to $13.5 million for the quarter ended June 30, 2018 compared to $14.3 million for the quarter ended June 30, 2017.

•
(Loss) income from continuing operations before income taxes for the quarter ended June 30, 2018 was $(597) thousand, compared to $1.3 million for the quarter ended March 30, 2018 and $(7.8) million for the quarter ended June 30, 2017.

•
Adjusted EBITDA (loss) for the quarter ended June 30, 2018 was $2.9 million, compared to $3.3 million for the quarter ended March 31, 2017 and $(736) thousand for the quarter ended June 30, 2017. The second quarter 2018 marked the fourth consecutive quarter of positive Adjusted EBITDA.

Second Quarter 2018 Business Update Conference Call:

The Company will hold a conference call to provide a second quarter 2018 business update on Tuesday, August 21, 2018 at 4:30 p.m. Eastern Time.

Interested parties can access the live webcast on the Investor's page at Intersections Inc.’s website www.intersections.com. The live call can be accessed by dialing the toll-free numbers below. Those who wish to participate in the Q&A session must dial in.

WHAT:	Intersections Inc. Second Quarter 2018 Conference Call

WHEN:	August 21, 2018
4:30 p.m. Eastern Time

HOW:
Dial in: 888-771-4384
International: 847-585-4409
For a current list of alternate local and International Freephone telephone numbers, please click here.

To pre-register for the conference and receive a Participant Pass code, please click here.

The replay of the webcast will be available August 21, 2018 at 7:00 p.m. (Eastern Time) through August 28, 2018 at 11:59 PM (Eastern Time). The dial-in for the replay is 888-843-7419 or 630-652-3042 with the replay access code of 6821828#.

Non-GAAP Financial Measures:

“Adjusted EBITDA (loss)” represents consolidated income (loss) from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense.

“Adjusted G&A Expense” represents consolidated general and administrative expenses (plus) minus: share related compensation; and benefit from change in vacation policy.

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including our ability to consummate a refinancing transaction; our ability to maintain sufficient liquidity and produce sufficient cash flow to pay our debt service obligations and fund our business and growth strategy; our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing; the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ service; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; and our failure to protect private data due to a security breach or other unauthorized access. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative software solutions to help consumers and businesses manage the potential risks associated with the proliferation of their data in the virtual world. Under its IDENTITY GUARD® brand, the company utilizes advanced data-enabled technologies, including artificial intelligence, to help monitor, manage and protect sensitive information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

Explanatory Note:

The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. Additionally, the results in the following tables have been updated to reflect an adjustment to our share based compensation expense, which is recorded in general and administrative expenses on our condensed consolidated statements of operations. For additional information, please see "—Basis of Presentation and Consolidation" as well as “—Revision to Previously Issued Financial Statements” in Note 2 of our most recent Form 10-Q.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE	$38,619	39,935	$77,698	80,384
OPERATING EXPENSES:
Marketing	911	3,163	1,823	6,613
Commission	8,901	9,756	18,206	19,504
Cost of revenue	12,421	13,569	24,803	26,568
General and administrative	14,510	17,962	27,638	34,343
Loss on disposition of Captira Analytical	—	(24)	—	106
Impairment of intangibles and other assets	—	(86)	—	—
Depreciation	1,564	1,288	3,017	2,588
Amortization	49	47	98	93
Total operating expenses	38,356	45,675	75,585	89,815
INCOME (LOSS) FROM OPERATIONS	263	(5,740)	2,113	(9,431)
Interest expense, net	(823)	(603)	(1,354)	(1,195)
Loss on extinguishment of debt	—	(1,525)	—	(1,525)
Other (expense) income, net	(37)	103	(85)	137
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(597)	(7,765)	674	(12,014)
Income tax benefit	—	18	523	28
(LOSS) INCOME FROM CONTINUING OPERATIONS	(597)	(7,747)	1,197	(11,986)
Loss from discontinued operations, net of tax	—	(856)	—	(1,419)
NET (LOSS) INCOME	$(597)	$(8,603)	$1,197	$(13,405)
Basic (loss) earnings per common share:
(Loss) income from continuing operations	$(0.02)	$(0.33)	$0.05	$(0.50)
Loss from discontinued operations	—	(0.03)	—	(0.06)
Basic net (loss) income per common share	$(0.02)	$(0.36)	$0.05	$(0.56)
Diluted (loss) earnings per common share:
(Loss) income from continuing operations	$(0.02)	$(0.33)	$0.05	$(0.50)
Loss from discontinued operations	—	(0.03)	—	(0.06)
Diluted net (loss) income per common share	$(0.02)	$(0.36)	$0.05	$(0.56)
Weighted average common shares outstanding—basic	24,317	23,823	24,260	23,750
Weighted average common shares outstanding—diluted	24,317	23,823	24,595	23,750

INTERSECTIONS INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,665	$8,502
Accounts receivable, net of allowance for doubtful accounts of $50 (2018) and $34 (2017)	6,321	8,225
Contract assets	529	—
Prepaid expenses and other current assets	3,959	3,232
Income tax receivable	1,308	2,545
Deferred subscription solicitation and commission costs	—	1,655
Total current assets	19,782	24,159
PROPERTY AND EQUIPMENT, net	9,594	11,040
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	200	58
CONTRACT COSTS	401	—
OTHER ASSETS	1,323	1,459
TOTAL ASSETS	$41,063	$46,479
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,366	$3,498
Accrued expenses and other current liabilities	9,150	8,533
Accrued payroll and employee benefits	1,029	1,501
Commissions payable	353	141
Current portion of long-term debt, net	19,929	—
Capital leases, current portion	345	423
Contract liabilities, current	4,770	7,759
Total current liabilities	37,942	21,855
LONG-TERM DEBT, net	—	20,736
OBLIGATIONS UNDER CAPITAL LEASES, non-current	214	392
OTHER LONG-TERM LIABILITIES	1,891	2,895
DEFERRED TAX LIABILITY, net	7	7
TOTAL LIABILITIES	40,054	45,885

STOCKHOLDERS’ EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 28,438 (2018) and 28,194 (2017); shares outstanding 24,331 (2018) and 24,102 (2017)	284	282
Additional paid-in capital	151,108	150,305
Warrants	2,840	2,840
Treasury stock, shares at cost; 4,107 (2018) and 4,092 (2017)	(35,781)	(35,745)
Accumulated deficit	(117,442)	(117,088)
TOTAL STOCKHOLDERS’ EQUITY	1,009	594
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,063	$46,479

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,197	$(13,405)
Less: loss from discontinued operations, net of tax	—	(1,419)
Income (loss) from continuing operations	1,197	(11,986)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	3,115	2,681
Amortization of debt issuance costs	63	168
Accretion of debt discount	148	29
Provision for doubtful accounts	16	(4)
Share based compensation	1,019	4,772
Amortization of deferred subscription solicitation costs	—	6,053
Amortization of contract costs	424	—
Loss on disposition of Captira Analytical	—	130
Gain on disposition of Habits at Work	—	(24)
Loss on extinguishment of debt	—	1,525
Changes in assets and liabilities:
Accounts receivable	1,426	808
Contract assets	(1,429)	—
Prepaid expenses, other current assets and other assets	(779)	(672)
Income tax receivable, net	1,237	760
Deferred subscription solicitation and commission costs	—	(5,316)
Contract costs	(503)	—
Accounts payable and accrued liabilities	(872)	638
Commissions payable	(5)	46
Contract liabilities, current	(1,628)	(1,290)
Other long-term liabilities	(1,004)	(218)
Cash flows provided by (used in) continuing operations	2,425	(1,900)
Cash flows used in discontinued operations	—	(1,623)
Net cash provided by (used in) operating activities	2,425	(3,523)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for the disposition of Captira Analytical	—	(315)
Decrease (increase) in restricted cash	—	25
Acquisition of property and equipment	(1,760)	(2,748)
Cash flows used in continuing operations	(1,760)	(3,038)
Cash flows provided by discontinued operations	—	94
Net cash used in investing activities	(1,760)	(2,944)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	3,000	—
Repayments of debt (including fees of $45 thousand)	(4,045)	(13,920)
Repurchase of common stock	—	(1,510)
Proceeds from issuance of warrants	—	21,500
Cash paid for debt and equity issuance costs	(22)	(323)
Capital lease payments	(256)	(286)
Withholding tax payment on vesting of restricted stock units	(179)	(667)
Cash flows (used in) provided by financing activities	(1,502)	4,794
DECREASE IN CASH AND CASH EQUIVALENTS	(837)	(1,673)
CASH AND CASH EQUIVALENTS — beginning of period	8,502	10,797
Cash reclassified to assets held for sale at beginning of period	—	381
CASH AND CASH EQUIVALENTS — end of period	$7,665	$9,505

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment additions accrued but not paid	$36	$133
Withholding tax payments accrued on vesting of restricted stock units and stock option exercises	$71	$185
Intangible asset placed in service but paid in prior year	$240	$—
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$—	$163
Debt issuance costs accrued but not paid	$48	$—

INTERSECTIONS INC.
OTHER DATA
(in thousands)
(unaudited)

Revenue

The following tables provide comparative details of our revenue information for the quarters ended June 30, 2018, March 31, 2018 and June 30, 2017, and for the six months ended June 30, 2018 and 2017:

	Quarter Ended
	June 30, 2018	March 31, 2018	Change	June 30, 2017	Change
Identity Guard® Services (1)	$13,393	$13,514	(0.9)%	$12,482	7.3%
Canadian business	3,166	3,231	(2.0)%	3,220	(1.7)%
U.S. financial institutions	18,855	19,559	(3.6)%	21,365	(11.7)%
Breach services & other (1)	1,680	1,269	32.4%	1,311	28.1%
Personal Information Services revenue	37,094	37,573	(1.3)%	38,378	(3.3)%
Other business units	1,525	1,505	1.3%	1,557	(2.1)%
Consolidated revenue	$38,619	$39,078	(1.2)%	$39,935	(3.3)%

	Six Months Ended June 30,
	2018	2017	Change
Identity Guard® (1)	$26,908	$24,494	9.9%
Canadian business	6,397	6,279	1.9%
U.S. financial institutions	38,414	42,268	(11.2)%
Breach services & other (1)	2,949	2,947	0.1%
Personal Information Services revenue	74,668	76,988	(3.0)%
Other business units	3,030	11,890	(10.8)%
Consolidated revenue	$77,698	$80,384	(3.3)%

(1)
We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Personal Information Services Segment Subscribers

The following tables provide details of our Personal Information Services segment subscriber information for the three and six months ended June 30, 2018:

	Financial Institution	Identity Guard® Services (1)	Canadian Business Lines	Total
Balance at March 31, 2018	620	357	150	1,109
Additions	—	18	33	51
Cancellations	(22)	(18)	(24)	(64)
Balance at June 30, 2018	580	357	159	1,096

	Financial Institution	Identity Guard® Services (1)	Canadian Business Lines	Total
Balance at December 31, 2017	620	359	161	1,140
Additions	—	37	50	87
Cancellations	(40)	(39)	(52)	(131)
Balance at June 30, 2018	580	357	159	1,096

(1)
We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The tables below include financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. Adjusted EBITDA and Adjusted G&A Expense (as defined below) are presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the Company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss), general and administrative expense, and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted EBITDA represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense. We believe that the consolidated Adjusted EBITDA calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Adjusted EBITDA is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use Adjusted EBITDA to evaluate the operating performance of the Company. In addition, consolidated Adjusted EBITDA, as defined in our Credit Agreement with PEAK6 Investments, L.P., as amended, is used to measure covenant compliance.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of Adjusted EBITDA when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

Adjusted G&A Expense represents consolidated general and administrative expenses (plus) minus: share related compensation; and benefit from change in vacation policy. We believe that the consolidated Adjusted G&A Expense calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance.

The following tables reconcile 1) consolidated income (loss) from continuing operations before income taxes to Adjusted EBITDA, and 2) consolidated general and administrative expenses to Adjusted G&A Expense for the previous six quarters through June 30, 2018. The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2017; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Form 10-Q. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands, unaudited)

Consolidated Adjusted EBITDA (as recast and revised):

	2018 Quarter Ended		2017 Quarter Ended
	June 30	March 31	December 31	September 30	June 30	March 31
Reconciliation from consolidated (loss) income from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated (loss) income from continuing operations before income taxes (1)	$(597)	$1,271	$1,270	$(2,960)	$(7,765)	$(4,249)
Non-cash share based compensation (1)	1,015	4	1,948	1,809	3,676	1,096
Impairment of goodwill, intangibles and other assets	—	—	—	—	(86)	86
(Gain) loss on sales of Captira Analytical and Habits at Work	—	—	—	—	(24)	130
Loss on extinguishment of debt	—	—	—	—	1,525	—
Benefit from change in vacation policy	—	—	(1,113)	—	—	—
Depreciation and amortization	1,613	1,502	1,548	1,407	1,335	1,346
Interest expense, net	823	531	332	701	603	592
Consolidated Adjusted EBITDA	$2,854	$3,308	$3,985	$957	$(736)	$(999)

	Six Months Ended June 30,
	2018	2017
Reconciliation from consolidated income (loss) from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated income (loss) from continuing operations before income taxes	$674	$(12,014)
Non-cash share based compensation	1,019	4,772
Loss on sales of Captira Analytical and Habits at Work	—	106
Loss on extinguishment of debt	—	1,525
Benefit from change in vacation policy	—	—
Depreciation and amortization	3,115	2,681
Interest expense, net	1,354	1,195
Consolidated Adjusted EBITDA	$6,162	$(1,735)
Consolidated Revenue from Continuing Operations	$77,698	$80,384
Consolidated Adjusted EBITDA % of Revenue	7.9%	(2.2)%

Note (1): The results of operations for the year ended December 31, 2017 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands, unaudited)

Consolidated Adjusted G&A Expense (as recast and revised):

	2018 Quarter Ended		2017 Quarter Ended
	June 30	March 31	December 31	September 30	June 30	March 31
Reconciliation from consolidated general and administrative expenses to Adjusted G&A Expense:
Consolidated general and administrative expenses (1)	$14,510	$13,128	$13,361	$14,826	$17,962	$16,381
Non-cash share based compensation (1)	(1,015)	(4)	(1,948)	(1,809)	(3,676)	(1,096)
Benefit from change in vacation policy	—	—	1,113	—	—	—
Adjusted G&A Expense	$13,495	$13,124	$12,526	$13,017	$14,286	$15,285

	Year Ended December 31,
	2018	2017
Reconciliation from consolidated general and administrative expenses to Adjusted G&A Expense:
Consolidated general and administrative expenses	$27,638	$34,343
Non-cash share based compensation	(1,019)	(4,772)
Benefit from change in vacation policy	—	—
Adjusted G&A Expense	$26,619	$29,571

Note (1): The results of operations for the year ended December 31, 2017 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.